Exhibit 4.2

SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of June 14, 2006 among DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (“Lender Agent”) for the lenders (the “Lenders”) party to the Credit Agreement (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Collateral Agent (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as trustee for the holders of the several issuances of Existing Owens-Brockway Senior Secured Notes (defined below) (in such capacity, with respect to any individual series, an “Existing Owens-Brockway Senior Secured Notes Trustee” and collectively, the “Existing Owens-Brockway Senior Secured Notes Trustees”), THE BANK OF NEW YORK, as trustee for the holders of each of the several series of the Existing Holdings Senior Notes (in such capacity, with respect to any individual series, the “Existing Holdings Senior Notes Trustee” and collectively, the “Existing Holdings Senior Notes Trustees”), those other persons party to the Original Intercreditor Agreement (defined below) and the Amended and Restated Intercreditor Agreement (defined below) set forth in Schedule A attached hereto, and the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement.

R E C I T A L S

1.             The prior Lender Agent and certain lenders entered into a Secured Credit Agreement dated as of April 23, 2001
(as amended through the fourth amendment thereto, the “Original Credit Agreement”) with Owens-Illinois Group, Inc., a Delaware corporation (“Company”) and certain of its subsidiaries.

2.             In connection with the Original Credit Agreement, the Lender Agent and Collateral Agent executed a certain Intercreditor Agreement dated as of April 23, 2001 (as amended through the first amendment thereto and as supplemented by various acknowledgments thereto, the “Original Intercreditor Agreement”) and the Pledgors and Collateral Agent executed a certain Pledge Agreement dated as of April 23, 2001 (as amended through the first amendment thereto, the “Original Pledge Agreement”).

3.             After the execution of the Original Intercreditor Agreement, Owens-Brockway issued the following series of senior secured notes constituting New Senior Debt under the Original Credit Agreement and the Original Intercreditor Agreement (collectively, the “Existing Owens-Brockway Senior Secured Notes”): the 8 7/8% Senior Secured Notes due 2009 in the original aggregate principal amount of $1,000,000,000, the 7 3/4% Senior Secured Notes due 2011 in the original aggregate principal amount of $450,000,000 and the 8 3/4% Senior Secured Notes due 2012 in the original aggregate principal amount of $625,000,000. In connection with such issuances, the Existing Owens-Brockway Senior Secured Notes Trustees, as New Senior Debt Representatives, executed acknowledgments to the Original Intercreditor Agreement, which acknowledgments were acknowledged by Borrowers’ Agent and delivered to Collateral Agent, and by virtue of such execution, acknowledgment and delivery, the obligations in respect of the Existing Owens-Brockway Senior Secured Notes (including the guarantees thereof) became secured by the Collateral Documents as and to the extent set forth in (i) the Original Credit Agreement, (ii) the Collateral Documents (as defined below), and (iii) in the case of the 8 3/4% Owens-Brockway Senior Secured Notes due 2012 and those certain 7 3/4% Owens-Brockway Senior Secured Notes due 2011, as and to the extent set forth in the acknowledgment to the Original Intercreditor Agreement delivered to Collateral Agent with respect thereto.

4.             Pursuant to the Original Intercreditor Agreement and the Original Pledge Agreement, upon satisfaction of the Supplemental Indenture Condition (as defined in the Original Intercreditor Agreement) and the execution by the Existing Holdings Senior Notes Trustees of an acknowledgment to the Original Intercreditor Agreement, acknowledgment of such acknowledgment by Borrowers’ Agent and delivery of such acknowledgment to Collateral Agent, certain Existing Holdings Senior Notes (as defined below) issued by Owens-Illinois, Inc., a Delaware corporation (“Holdings”), under certain Indentures dated as of May 15, 1997 and May 20, 1998 (each as amended, supplemented or otherwise modified from time to time, an “Existing Holdings Senior Notes Indenture” and collectively, the “Existing Holdings Senior Notes Indentures”) entered into with the Existing Holdings Senior Notes Trustees were guarantied by Company and Packaging on a subordinated basis (the “Existing Holdings Senior Notes Subordinated Guaranty”) and such guaranty and the Existing Holdings Senior Notes were secured by certain Domestic Collateral on a subordinated, second-lien basis pursuant to the Original Pledge Agreement and the Original Intercreditor Agreement. “Existing Holdings Senior Notes” means the following senior notes and debentures of Holdings: (i) the 8.10% Senior Notes due 2007 in the original aggregate principal amount of $300,000,000; (ii) the 7.35% Senior Notes due 2008 in the original aggregate principal amount of $250,000,000; (iii) the 7.50% Senior Debentures due 2010 in the original aggregate principal amount of $250,000,000; and (iv) the 7.80% Senior Debentures due 2018 in the original aggregate principal amount of $250,000,000. Such acknowledgments were heretofore executed, delivered and acknowledged with respect to the Existing Holdings Senior Notes and the Supplemental Indenture Condition was heretofore satisfied.

5.             Certain lenders and DBTCA as agent and representative thereof then entered into a certain First Amended and Restated Secured Credit Agreement as of June 13, 2003 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “First Amended and Restated Credit Agreement”), which amended and restated the Original Credit Agreement in its entirety.

6.             In connection with the First Amended and Restated Credit Agreement, the prior Lender Agent and Collateral Agent executed a certain Amended and Restated Intercreditor Agreement dated as of June 13, 2003 (as amended through the second amendment thereto and as supplemented by various acknowledgments thereto, the “Amended and Restated Intercreditor Agreement”), which amended and restated the Original Intercreditor Agreement in its entirety, and the Pledgors (as defined below) and Collateral Agent executed a certain Amended and Restated Pledge Agreement dated as of June 13, 2003 (as amended through the second amendment thereto, the “Amended and Restated Pledge Agreement”).

7.             The lenders and DBTCA as agent and representative thereof then entered into a certain Second Amended and Restated Secured Credit Agreement as of March 15, 2004 with the

Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Second Amended and Restated Credit Agreement”), which amended and restated the First Amended and Restated Credit Agreement in its entirety, and then entered into a certain Third Amended and Restated Secured Credit Agreement as of October 7, 2004 with the Borrowers named therein, Company and Borrowers’ Agent (as amended through the first amendment thereto, the “Third Amended and Restated Credit Agreement”), which amended and restated the Second Amended and Restated Credit Agreement in its entirety.

8.             The lenders, Lender Agent and Collateral Agent have entered into a certain Credit Agreement as of June 14, 2006 with the Borrowers named therein, Company and Borrowers’ Agent (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any successor or replacement facility of Company and/or its Subsidiaries designated in writing as such by Borrowers’ Agent with Collateral Agent’s consent and acknowledgment of the termination of the predecessor Credit Agreement by an agent for the lenders thereunder). The Credit Agreement replaces the Third Amended and Restated Credit Agreement in its entirety, has been designated in writing as such by the Borrowers’ Agent in accordance with the Amended and Restated Intercreditor Agreement, and Collateral Agent has consented thereto and acknowledged the termination of the predecessor Third Amended and Restated Credit Agreement by DBTCA, in its capacity as administrative agent to the lenders thereunder, and Deutsche Bank AG, New York Branch, as administrative agent to the Lenders party to the Credit Agreement has become “Lender Agent.”  Initially capitalized terms used herein without definition are defined in the Credit Agreement.

9.             After the execution of the Original Intercreditor Agreement, certain holders of Other Permitted Credit Exposure (as defined below), executed acknowledgments thereto or to the Amended and Restated Intercreditor Agreement, as applicable, which acknowledgments were acknowledged by Borrowers’ Agent and delivered to Collateral Agent, pursuant to which such persons agreed to be bound by the terms of the Original Intercreditor Agreement or to the Amended and Restated Intercreditor Agreement, as applicable, and by virtue of such execution, acknowledgment and delivery, the obligations held by such holders became guarantied by the Loan Guaranties and secured by the Collateral Documents as and to the extent set forth in the Original Credit Agreement, the Loan Guaranties and the Collateral Documents.

10.           In connection with the Credit Agreement, Lender Agent and Collateral Agent have been directed by Requisite Obligees, pursuant to Section 9(b) of the Amended and Restated Intercreditor Agreement, to amend and restate the Amended and Restated Intercreditor Agreement in its entirety as set forth herein.

11.           Company has guarantied the Obligations of the Borrowers under the Credit Agreement as well as certain Other Permitted Credit Exposure, (as defined below) pursuant to Section 9 of the Credit Agreement (the “Company Guaranty”).

12.           Owens-Brockway has guaranteed (A) all Offshore Loans made to, and other Obligations of, the Offshore Borrowers and (B) Other Permitted Credit Exposure, in each case pursuant to a certain Second Amended and Restated Domestic Borrowers’ Guaranty dated as of June 14, 2006 (as amended, amended and restated or otherwise modified from time to time, the “Domestic Borrowers’ Guaranty”).

13.          Owens-Brockway Packaging, Inc., a Delaware corporation (“Packaging”), and the other Subsidiary Guarantors have guarantied the Obligations of the Borrowers under the Credit Agreement as well as certain Other Permitted Credit Exposure pursuant to a certain Second Amended and Restated Subsidiary Guaranty dated as of June 14, 2006 (as amended, amended and restated or otherwise modified from time to time, the “Subsidiary Guaranty”).

14.           Company and Packaging (collectively, the “Pledgors”) have executed and delivered to Collateral Agent a Second Amended and Restated Pledge Agreement dated as of June 14, 2006 (as amended, amended and restated or otherwise modified from time to time, the “Pledge Agreement”; a copy of the Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 1).

15.           Owens-Brockway, Company, and the Subsidiary Guarantors, including Packaging, identified on Schedule 1.1B annexed to the Credit Agreement have executed and delivered to Collateral Agent a Second Amended and Restated Security Agreement dated as of June 14, 2006 (as amended, amended and restated or otherwise modified from time to time, the “Security Agreement”; a copy of the Security Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 2).

16.           Owens-Brockway and certain of the Subsidiary Guarantors have executed and delivered pursuant to the terms of the Credit Agreement, the Closing Date Mortgages and shall from time to time pursuant to the terms of the Credit Agreement execute and deliver Additional Mortgages, in each case securing a Real Property Asset owned by Owens-Brockway or a Subsidiary Guarantor (the Closing Date Mortgages and the Additional Mortgages are referred to herein as the “Mortgages”). The Pledge Agreement, the Security Agreement and the Mortgages are collectively referred to herein as the “Collateral Documents”. All collateral pledged or secured by the Collateral Documents is collectively referred to herein as the “Domestic Collateral”.

17.           (a) The obligations of Company under the Credit Agreement and Packaging under the Subsidiary Guaranty have been secured by certain Pledged Shares and Pledged Debt on a senior basis pursuant to the Pledge Agreement, (b) the obligations of Owens-Brockway under the Credit Agreement and the Domestic Borrowers’ Guaranty, the obligations of the Company under the Company Guaranty and the obligations of the Subsidiary Guarantors under the Subsidiary Guaranty have each been secured by certain Pledged Shares and Pledged Debt and other Domestic Collateral on a senior basis pursuant to the Security Agreement and (c) the obligations of Owens-Brockway under the Credit Agreement and the Domestic Borrowers’ Guaranty and the obligations of certain Subsidiary Guarantors under the Subsidiary Guaranty have been secured on a senior basis pursuant to the Mortgages.

18.           Subsidiaries and Joint Ventures of Company have incurred, and it is contemplated that, from time to time in the future, Subsidiaries and Joint Ventures of Company may incur, obligations to Lenders or affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures (including under Interest Rate Agreements and Currency Agreements) or extensions of credit to the extent permitted under the Credit Agreement (“Other Permitted Credit Exposure”). Company has guaranteed such Other Permitted Credit Exposure pursuant to the Company Guaranty, Owens-Brockway has guaranteed such other Permitted Credit Exposure pursuant to the Domestic Borrowers’ Guaranty and the Subsidiary Guarantors have guaranteed such Other Permitted Credit Exposure pursuant to the Subsidiary Guaranty. Each holder of such Other Permitted Credit Exposure (including those holders of Other Permitted Credit Exposure set forth on Exhibit I attached hereto) is referred to herein as an “Other Permitted Credit Exposure Holder” and, collectively, all such holders are referred to as the “Other Permitted Credit Exposure Holders”, and the documents and instruments evidencing or relating to any such Other Permitted Credit Exposure are referred to herein as the “Other Permitted Credit Exposure Documents”. Notwithstanding the foregoing, an Other Permitted Credit Exposure Holder may only receive the benefit of the Loan Guaranties and may only be secured by the Domestic Collateral pursuant to the Collateral Documents if (a) such Other Permitted Credit Exposure Holder delivers (or, pursuant to the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, has delivered) to Collateral Agent a duly executed acknowledgment to this Agreement in the form attached hereto (or to the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement in the form attached thereto) agreeing to be bound by the terms hereof, (b) the Borrowers’ Agent has duly executed and delivered an acknowledgement to such acknowledgement, (c) such holder is (or becomes) and thereafter remains Lender or an Affiliate of a Lender under the Credit Agreement and (d) and such Other Permitted Credit Exposure Holder shall have released and terminated any guaranty by Holdings of Other Permitted Credit Exposure. Such acknowledgments have previously been so executed, delivered and acknowledged with respect to the Other Permitted Credit Exposure described on Exhibit I attached hereto and, notwithstanding anything to the contrary herein, no further action is required for the holders of such obligations to continue to receive the benefit of the Loan Guaranties and such security pursuant to the Collateral Documents.

19.           Company, Owens-Brockway and Subsidiary Guarantors (collectively, the “Loan Guarantors”) have entered into and/or will enter into from time to time (i) the Company Guaranty, (ii) the Domestic Borrowers’ Guaranty and (iii) the Subsidiary Guaranty, respectively (collectively, the “Loan Guaranties”).

20.           Company, Packaging, Owens-Brockway and/or the other Subsidiary Guarantors have in the past issued and/or guarantied, and it is contemplated that, from time to time in the future to the extent permitted by the Credit Agreement, Company, Packaging, Owens-Brockway and/or the other Subsidiary Guarantors may issue and/or guaranty, certain New Senior Debt (any indenture, debenture, note, guaranty or other document executed by Company, Packaging, Owens-Brockway and or any other Subsidiary Guarantor in connection with the issuance of any such New Senior Debt (including any such documents so executed in connection with the issuance of the Existing Owens-Brockway Senior Secured Notes) is referred to herein as a “New Senior Debt Document” individually and the “New Senior Debt Documents” collectively and any trustee or like representative of the holders of any such New Senior Debt acting in such capacity for the benefit of the holders of New Senior Debt (including the Existing Owens-Brockway Senior Secured Notes Trustees) is referred to herein as a “New Senior Debt Representative”), which New Senior Debt Documents may be secured by all or any portion of the Domestic Collateral pursuant to the Collateral Documents; provided, that, for any holder of any New Senior Debt to receive the benefit of such security it shall cause a New Senior Debt Representative for such New Senior Debt to execute and deliver to Collateral Agent an acknowledgment to this Agreement in the form attached hereto (or shall have caused such a New

Senior Debt Representative for such New Senior Debt to execute and deliver to Collateral Agent an acknowledgment to the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement in the form attached thereto) agreeing to be bound by the terms hereof (or thereof), which acknowledgment shall be (or shall have been) acknowledged by the Borrowers’ Agent. Any such acknowledgment may designate, as set forth in the acknowledgment for New Senior Debt attached hereto, that such New Senior Debt is to be secured by the Collateral Documents equally and ratably (i.e., on the same basis and by the same collateral) with the Existing Owens-Brockway Senior Secured Notes (any such New Senior Debt for which such designation is made is being referred to herein as “Specified New Senior Debt”). Acknowledgments to the Original Intercreditor Agreement have previously been so executed, delivered and acknowledged with respect to the Existing Owens-Brockway Senior Secured Notes and, not withstanding anything to the contrary herein, no further action is required for the holders of such Notes to continue to receive the benefit of such security pursuant to the Collateral Documents. For the avoidance of doubt, the term “New Senior Debt” as used herein shall not include the Existing Owens-Brockway Senior Unsecured Notes.

21.           It is contemplated that, from time to time to the extent permitted by the Credit Agreement, Holdings, may issue on a senior basis, and Company and/or Packaging may issue or guaranty, on a subordinated basis, certain Refinancing Senior Debt. Any indenture, debenture, note, guaranty or other document executed by Holdings, Company or Packaging in connection with the issuance of any such Refinancing Senior Debt is referred to herein as a “Refinancing Senior Debt Document” individually and the “Refinancing Senior Debt Documents” collectively, and any trustee or like representative of the holders of any such Refinancing Senior Debt acting in such capacity for the benefit of the holders of Refinancing Senior Debt is referred to herein as a “Refinancing Senior Debt Representative”). Refinancing Senior Debt Documents may be secured, on a subordinated basis, by the Domestic Collateral pursuant to the Pledge Agreement (but neither the Security Agreement nor the Mortgages or any other Collateral Documents); provided, that, for any holder of any Refinancing Senior Debt to receive the benefit of such security it shall cause a Refinancing Senior Debt Representative for such issue to execute and deliver to Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Borrowers’ Agent).

22.           It is contemplated that, from time to time to the extent permitted by the Credit Agreement, Holdings, Company and/or Packaging may issue or guaranty, on a subordinated basis, New Junior Debt. Any indenture, debenture, note, guaranty or other document executed by Holdings, Company or Packaging in connection with the issuance of any such New Junior Debt is referred to herein as a “New Junior Debt Document” individually and the “New Junior Debt Documents” collectively. Any trustee or like representative of the holders of any New Junior Debt acting in such capacity for the benefit of the holders of New Junior Debt is referred to herein as a “New Junior Debt Representative”. New Junior Debt Documents may be secured, on a subordinated basis, by the Domestic Collateral pursuant to the Pledge Agreement (but not the Security Agreement or the Mortgages or any other Collateral Documents); provided, that, for any holder of any New Junior Debt to receive the benefit of such security it shall cause a New Junior Debt Representative for such issue to execute and deliver to Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Borrowers’ Agent).

23.           (a) The Lender Agent and any Other Permitted Credit Exposure Holders secured by the Collateral Documents, (b) and with respect to any obligations in respect of any New Senior Debt secured by the Collateral Documents, the New Senior Debt Representative in respect of such New Senior Debt, (c) and in the event any obligations in respect of any Refinancing Senior Debt are to be secured by the Pledge Agreement, the Refinancing Senior Debt Representative in respect to such Refinancing Senior Debt, (d) and in the event any obligations in respect of any New Junior Debt are to be secured by the Pledge Agreement, the New Junior Debt Representative in respect of such New Junior Debt, and (e) the Existing Senior Notes Trustees in respect of such Existing Holdings Senior Notes and Collateral Agent (collectively, the “Secured Parties”) desire to set forth certain additional provisions regarding the appointment, duties and responsibilities of Collateral Agent and to set forth certain other provisions concerning the obligations of the Pledgors, Borrowers and the other Subsidiary Guarantors (collectively, the “Grantors”) and the Loan Guarantors to the Secured Parties under the agreements referred to in the foregoing recitals.

24.           The Secured Parties wish to set forth their agreement as to the allocation of certain payments to be made from Net Asset Sale Proceeds of Domestic Collateral and Net Insurance/Condemnation Proceeds or Net Debt Proceeds arising from the issuance of Receivables Sale Indebtedness arising therefrom.

25.           The Secured Parties wish to set forth their agreement as to decisions relating to the exercise of remedies under the Loan Guaranties and the Collateral Documents and certain limitations on the exercise of such remedies.

26.           The Secured Parties wish to confirm their agreement that (a) in no event shall either the Second Priority Secured Obligations (as defined in the Pledge Agreement) or the Third Priority Secured Obligations (as defined in the Pledge Agreement), be secured by or have any rights with respect to the Domestic Collateral under the Security Agreement or any Mortgage or any other Collateral Document (other than the Pledge Agreement) or benefit from or have any rights with respect to the Loan Guaranties, (b) certain remedies under the Pledge Agreement shall not be taken for the benefit of Second Priority Secured Obligations unless such remedies are concurrently being exercised for the benefit of Senior Secured Obligations (as defined in the Pledge Agreement), or unless all such Senior Secured Obligations have been paid in full in cash and all Commitments and Letters of Credit have terminated and (c) certain remedies under the Pledge Agreement shall not be taken for the benefit of any Third Priority Secured Obligations unless such remedies are being concurrently exercised for the benefit of the Senior Secured Obligations and the Second Priority Secured Obligations or unless all such Senior Secured Obligations and/or Second Priority Secured Obligations have been paid in full in cash and all Commitments and Letters of Credit have terminated.

27.           The Secured Parties wish to confirm that certain subordination provisions granting benefits to the holders of certain senior indebtedness shall not be impaired by the granting of security interests in collateral, or the exercise of rights with respect to such collateral, in favor of the holders of certain junior indebtedness.

NOW, THEREFORE, the parties hereto (with the consent and at the direction of the Requisite Obligees pursuant to the Credit Agreement) agree that the Amended and Restated Intercreditor Agreement is hereby amended and restated in its entirety as follows:

SECTION 1.         Appointment As Collateral Agent. The Lender Agent and each New Senior Debt Representative executing this Agreement hereby appoints (and/or confirms the appointment of), and each Other Permitted Credit Exposure Holder, future New Senior Debt Representative, Refinancing Senior Debt Representative and New Junior Debt Representative that has signed an acknowledgment to the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, or that signs this Agreement or an acknowledgment hereto, by such signing, and each Existing Holdings Senior Notes Trustee pursuant to an Existing Holdings Senior Notes Indenture or by having signed an acknowledgment to the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, appoints (and/or confirms the appointment of) Deutsche Bank Trust Company Americas to serve as collateral agent and representative of each such Secured Party under each of the Collateral Documents and the Loan Guaranties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and authorizes Collateral Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all such Secured Parties, the Pledge Agreement and, on behalf of the Lender Agent, the Other Permitted Credit Exposure Holders and the New Senior Debt Representatives (the “Senior Secured Parties”), the Security Agreement, the Mortgages, the Loan Guaranties (in each case as applicable) and any other documents or instruments related to any of the foregoing or necessary to perfect the same and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Domestic Collateral and the obligations of the Grantors under the Collateral Documents and obligations of the Loan Guarantors under the Loan Guaranties.

SECTION 2.         Decisions Relating to Exercise of Remedies Vested in Requisite Obligees Under the Credit Agreement, Other Permitted Credit Exposure Documents, New Senior Debt Documents, Existing Holdings Senior Notes Indentures, Refinancing Senior Debt Documents, New Junior Debt Documents, Collateral Documents and Loan Guaranties.

(a)   Collateral Agent agrees to make such demands and give such notices under the Loan Guaranties and the Collateral Documents as Requisite Obligees may request, and to take such action to enforce the Loan Guaranties and the Collateral Documents and to foreclose upon, collect and dispose of the Domestic Collateral or any portion thereof as may be directed by Requisite Obligees. For purposes of this Agreement, (i) ”Requisite Obligees” means, for purposes of this Agreement, including directing Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the Collateral Documents or the Loan Guaranties, Lenders holding 51% or more of the aggregate principal amount of the sum of (A) all Loans outstanding, (B) all other credit facilities utilized (including the stated amount of all Letters of Credit, Domestic and Offshore Overdraft Amounts and the face amount of all unmatured discounted bankers’ acceptances, if any) under the Credit Agreement and (C) all unused Commitments under the Credit Agreement, (ii) provided, that, if the Obligations (such term being used herein as defined in the Credit Agreement) have been indefeasibly paid in full in cash and the Credit Agreement and Letters of Credit have terminated, “Requisite Obligees” shall mean (1) Secured Parties holding 51% or more of the aggregate amount of the sum of

(A) the principal amount of the Other Permitted Credit Exposure then secured by Domestic Collateral with the “principal amount” under Interest Rate Agreements and Currency Agreements then secured by Domestic Collateral herein deemed to be 20% of the notional amount under the applicable Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be) and (B) in the case of the Collateral Documents only (and not the Loan Guaranties) the aggregate outstanding principal amount of the New Senior Debt (to the extent such New Senior Debt is then secured by the Domestic Collateral under the Collateral Documents), provided, that, the aggregate principal amount of the Existing Owens-Brockway Senior Secured Notes and any Specified New Senior Debt shall not be included in such calculation with respect to any direction to Collateral Agent solely to the extent such direction relates to the Excluded Securities Collateral (as defined in the Security Agreement), until indefeasible payment in full in cash of all Other Permitted Credit Exposure secured by the Domestic Collateral and all New Senior Debt secured by the Domestic Collateral under the Collateral Documents, (2) and, thereafter, for purposes of directing Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Pledge Agreement only (and not any Loan Guaranty, the Security Agreement, or any Mortgage), Secured Parties holding or representing 51% or more of the aggregate amount of the sum of (A) the aggregate outstanding principal amount of the Existing Holdings Senior Notes and (B) the aggregate outstanding principal amount of Refinancing Senior Debt (to the extent such Refinancing Senior Debt is then secured by Domestic Collateral) until indefeasible payment in full in cash of such Refinancing Senior Debt and the Existing Holdings Senior Notes and (3) thereafter, for purposes of directing Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Pledge Agreement only (and not any Loan Guaranty, the Security Agreement or any Mortgage), Secured Parties holding or representing 51% or more of the aggregate outstanding principal amount of New Junior Debt (to the extent such New Junior Debt is then secured by Domestic Collateral) until indefeasible payment in full in cash of such New Junior Debt.  Collateral Agent shall not be required to take any action that is, in its opinion, contrary to law or to the terms of this Agreement, or any of the Collateral Documents or any of the Loan Guaranties or which would in its opinion subject it or any of its officers, employees or directors to liability, and Collateral Agent shall not be required to take any action under this Agreement or any of the Collateral Documents or any of the Loan Guaranties, unless and until Collateral Agent shall be indemnified to its satisfaction by the Secured Parties against any and all losses, costs, expenses or liabilities in connection therewith.

(b)   Each Secured Party executing (or that has executed) this Agreement or an acknowledgment to the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, hereto agrees that (i) Collateral Agent may act as Requisite Obligees may request (regardless of whether any Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement) and (iii) no Secured Party or any holder represented thereby shall have any liability to any other Secured Party or any holder represented thereby for any such request. Collateral Agent shall give prompt notice to all Secured Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable Collateral Document or Loan Guaranties of the action so taken.

(c)   Each Secured Party agrees that unless and until such Secured Party is entitled to give direction to Collateral Agent pursuant to Section 2(a) with respect to a Collateral Document or the Loan Guaranties, the only right of such Secured Party under the Collateral Documents and the Loan Guaranties is for (i) Other Permitted Credit Exposure and the New Senior Debt (collectively, with the Obligations under the Credit Agreement, the “Senior Secured Obligations”) to be secured by the Domestic Collateral as provided in the Collateral Documents, and to receive a share of the proceeds of such Domestic Collateral or any payments under the Loan Guaranties, if any, as and when provided in the Collateral Documents and Section 3 and Section 4(a) hereof, (ii) the Refinancing Senior Debt and the Existing Holdings Senior Notes (and the Existing Holdings Senior Notes Subordinated Guaranty) to be secured by the Domestic Collateral pledged under the Pledge Agreement (the “Second Priority Secured Obligations”), in each case for the period and to the extent (but only to the extent) provided for in the Pledge Agreement and to receive a share of the proceeds of such Domestic Collateral, if any, as and when provided in Section 12 of the Pledge Agreement and Section 3 and Section 4(a) hereof, and (iii) the New Junior Debt to be secured by the Domestic Collateral pledged under the Pledge Agreement (the “Third Priority Secured Obligations”) for the period and to the extent (but only to the extent) provided for in the Pledge Agreement and to receive a share of the proceeds of such Domestic Collateral, if any, to the extent and at the times provided in Section 12 of the Pledge Agreement and Section 3 and Section 4(a) hereof. The Secured Parties that are not Senior Secured Parties and the New Senior Debt Representatives acknowledge that they have no rights or remedies under or with respect to any of the Loan Guaranties.

(d)   Notwithstanding anything to the contrary contained herein or in the Credit Agreement, any Other Permitted Credit Exposure Document, any Existing Holdings Senior Notes Indenture, any Existing Holdings Senior Notes Subordinated Guaranty, any New Senior Debt Document, any Refinancing Senior Debt Document or any New Junior Debt Document, and irrespective of

(i)            the time, order or method of attachment or perfection of the security interests created by any Collateral Document,

(ii)           the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Domestic Collateral, and

(iii)          the rules for determining priority under the Uniform Commercial Code or any other law or rule governing the relative priorities of secured creditors,

any security interest in any Domestic Collateral heretofore or hereafter granted to secure any Senior Secured Obligations pursuant to any Collateral Document or otherwise has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any security interest in such Domestic Collateral granted to secure any Second Priority Secured Obligations or any Third Priority Secured Obligations and any security interest in any Domestic Collateral heretofore or hereafter granted to secure any Second Priority Secured Obligations pursuant to the Pledge Agreement or otherwise has and shall have priority, to the extent of any unpaid Second Priority Secured Obligations, over any security interest in such Domestic Collateral granted to secure any Third Priority Secured Obligations.

(e)   Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Collateral Documents and the Loan Guaranties as to any course of action or other matter relating hereto or to any Collateral Document or any Loan Guaranties. Except as otherwise provided in the Collateral Documents and the Loan Guaranties, directions given by Requisite Obligees to Collateral Agent hereunder shall be binding on all Secured Parties for all purposes.

(f)    Subject to the application of proceeds pursuant to Section 3 or Section 4, as applicable, Collateral Agent may release the Lien of the Collateral Documents against any portion of the Domestic Collateral that is the subject of a sale, transfer or other disposition permitted by the Credit Agreement, made in connection with Collateral Agent’s exercise of remedies under the Collateral Documents or otherwise to the extent approved by the Requisite Obligees, including, without limitation, against any portion of the Domestic Collateral pledged by Owens-Brockway or a Subsidiary Guarantor under the Security Agreement or a Mortgage upon the sale, transfer or other disposition of all of the Capital Stock of and intercompany indebtedness owing by or to Owens-Brockway or such Subsidiary Guarantor or the direct or indirect parent thereof as permitted by the Credit Agreement or in connection with Collateral Agent’s exercise of remedies under the Collateral Documents. In addition, notwithstanding anything to the contrary in any of the Collateral Documents, upon release of a guarantor of any New Senior Debt, the Lien of the Collateral Documents against any assets or property of that guarantor shall no longer secure such New Senior Debt.

(g)   Each Secured Party agrees that no Secured Party shall have any right to, and agrees that it shall not take any action whatsoever to enforce any term or provision of any Collateral Document or any Loan Guaranties or to enforce any of its rights in respect of the Domestic Collateral, it being understood that all rights and remedies under the Collateral Documents and the Loan Guaranties shall be executed exclusively by Collateral Agent in accordance with this Agreement. Without limiting any of the foregoing, each Secured Party agrees that so long as any of the Senior Secured Obligations have not been indefeasibly paid in full in cash, in any case under the Bankruptcy Code with respect to a Loan Party, holders of any Existing Holdings Senior Notes, Refinancing Senior Debt or New Junior Debt and their respective trustees or representatives,  (i) shall not contest any request by the Lender Agent for adequate protection or relief from the automatic stay and (ii) shall waive any rights to (A) seek relief from the automatic stay, (B) object to any election by the holders of Senior Secured Obligations of the application of Section 1111(b) of the Bankruptcy Code or (C) to object to a borrowing or grant of security interest by any Grantor pursuant to Section 364 of the Bankruptcy Code.

SECTION 3.                            Application of Proceeds of Security, Loan Guaranty Payments.

(a)   Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation

Proceeds arising therefrom or Net Debt Proceeds arising from the issuance of Receivables Sales Indebtedness, any and all amounts actually received by Collateral Agent in connection with the enforcement of the Collateral Documents, including the proceeds of any sale or other disposition of, collection from or other realization upon the Domestic Collateral or any portion thereof (collectively, “Proceeds”) shall be applied promptly by Collateral Agent as follows:

(i)            Proceeds of Domestic Collateral under the Pledge Agreement shall be applied as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the payment of the Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Senior Secured Obligations) for the ratable benefit of the holders thereof; provided that, in making such application in respect of outstanding obligations under New Senior Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the New Senior Debt Representatives the New Senior Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties (as defined in Section 7(c)) pursuant to Section 7(c);

Third, only after payment in full of all Senior Secured Obligations and the Credit Agreement has terminated and the Letters of Credit cancelled, to the payment of the Second Priority Secured Obligations for the ratable benefit of the holders thereof; provided, that, that in making such application in respect of outstanding obligations under the Existing Holdings Senior Notes, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Existing Holdings Senior Notes, such holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c), provided, further, that in making such application in respect of obligations outstanding under Refinancing Senior Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of such Refinancing Senior Debt Representatives such Refinancing Senior Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c);

Fourth, only after payment in full of all Senior Secured Obligations and all Second Priority Secured Obligations, to the payment of the Third Priority Secured Obligations for the ratable benefit of the holders thereof; provided, that, in making such application in respect of obligations outstanding under New Junior Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of such New Junior Debt such New Junior Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c); and

Fifth, after payment in full of all Secured Obligations, to applicable Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

(ii)           Proceeds of Domestic Collateral pledged pursuant to the Security Agreement or any Mortgage shall be applied as follows:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Grantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the ratable payment of all other Senior Secured Obligations (including any Aggregate Available Amount (as defined in the Security Agreement) deposits into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Senior Secured Obligations) secured by the Security Agreement and the Mortgages (for the ratable benefit of the holders thereof) and, as to obligations arising under the Credit Agreement, as provided in the Credit Agreement; provided, that, no Proceeds of Domestic Collateral arising from the sale, collection from or other realization upon all or any part of the Excluded Securities Collateral shall be applied toward payment of obligations in respect of the Existing Owens-Brockway Senior Secured Notes or any Specified New Senior Debt (and neither the holders of nor representatives for such Existing Owens-Brockway Senior Secured Notes nor the holders of any Specified New Senior Debt shall be entitled to any increased portion of any Proceeds of any other Collateral due to such exclusion); provided, further, that, in making such application in respect of outstanding obligations under New Senior Debt Documents, Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the New Senior Debt Representatives the New Senior Debt holders’ pro rata share of all amounts that Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c); and

Third, to the payment to or upon the order of the applicable Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Until Proceeds are so applied, Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

(iii)          Any and all amounts actually received by Collateral Agent in connection with the enforcement of the Loan Guaranties (collectively, “Loan Guaranty Payments”) shall be applied as follows:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Loan Guarantors, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the ratable payment of all other Guarantied Obligations (as defined below), (including any Aggregate Available Amount (as defined in the Security Agreement) deposited into the L/C Collateral Account for outstanding Letters of Credit, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 3 to then outstanding Guarantied Obligations) (for the ratable benefit of the holders thereof);  and

Third, to the payment to or upon the order of the applicable Loan Guarantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Until such Loan Guaranty Payments are so applied, Collateral Agent shall hold such Loan Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds. Any Loan Guaranty Payments received by Collateral Agent relating to the Obligations and the Other Permitted Credit Exposure (“Guarantied Obligations”) shall be applied so that each Secured Party with respect thereto shall receive payment of the same proportionate amount of all such Guarantied Obligations.

(b)   Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Asset Sale Proceeds of Domestic Collateral, Net Insurance/Condemnation Proceeds arising therefrom or Net Debt Proceeds arising from the issuance of Receivables Sale Indebtedness, (i) any Proceeds received by Collateral Agent to be distributed under Section 3(a) to payment of the Senior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Domestic Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Senior Secured Obligations, (ii) any Proceeds received by Collateral Agent to be distributed under Section 3(a) to payment of the Second Priority Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Domestic Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Second Priority Secured Obligations and, (iii) any Proceeds received by Collateral Agent to be distributed under Section 3(a) to payment of the Third Priority Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Domestic Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Third Priority Secured Obligations. For purposes of determining the proportionate amounts of all Senior Secured Obligations when

Proceeds are to be distributed under this Section 3, the amount of the outstanding Obligations, Other Permitted Credit Exposure and New Senior Debt, respectively, shall be deemed to be the principal and interest or face amount or other amount then due and owing (exclusive of expenses and similar liabilities), as applicable, then due and payable under the Credit Agreement, the Other Permitted Credit Exposure Documents (to the extent such Other Permitted Credit Exposure is then secured by the Domestic Collateral pursuant to the applicable Collateral Documents), the New Senior Debt Documents (to the extent that the New Senior Debt with respect thereto is then secured by the Domestic Collateral under the applicable Collateral Documents). For purposes of determining the proportionate amounts of all Second Priority Secured Obligations when Proceeds are to be distributed under this Section 3, the amount of the outstanding Second Priority Secured Obligations in respect of the Refinancing Senior Debt and Existing Holdings Senior Notes, respectively shall be deemed to be the principal and interest then due and payable under the Refinancing Senior Debt Documents (to the extent such Refinancing Senior Debt with respect thereto is then secured by the Domestic Collateral under the Pledge Agreement) and the Existing Holdings Senior Notes. For purposes of determining the proportionate amounts of all Third Priority Secured Obligations at the time any Proceeds are to be distributed under this Section 3, the amount of outstanding New Junior Debt shall be deemed to be the principal and interest then due and payable under the New Junior Debt Documents (to the extent such New Junior Debt is then secured by the Domestic Collateral under the Pledge Agreement).

(c)   Payments by Collateral Agent to the Lenders on account of Proceeds received by Collateral Agent in respect of the Obligations shall be made to the Lender Agent for distribution to the Lenders in accordance with the Credit Agreement. Other payments shall be made as follows: (i)  any payments in respect of Other Permitted Credit Exposure shall be made as directed by the Other Permitted Credit Exposure Holder to which obligations under such Other Permitted Credit Exposure are owed; (ii) any payments in respect of any New Senior Debt shall be paid to the applicable New Senior Debt Representative for the benefit of the holders of such New Senior Debt; (iii)  any payments in respect of any Existing Holdings Senior Notes shall be paid to the applicable Existing Holdings Senior Notes Trustees for the benefit of holders of such Existing Holdings Senior Notes; (iv) any payments in respect of any Refinancing Senior Debt shall be paid to the applicable Refinancing Senior Debt Representative for the benefit of the holders of such Refinancing Senior Debt; and (v) any payments in respect of any New Junior Debt shall be paid to the applicable New Junior Debt Representative for the benefit of the holders of such New Junior Debt.

SECTION 4.         Allocation of Proceeds from Asset Sales and Net Insurance Condemnation Proceeds of Domestic Collateral, and Net Debt Proceeds from Receivables Sale Indebtedness. The Lender Agent acting on behalf of the Lenders, and each Other Permitted Credit Exposure Holder and each New Senior Debt Representative executing this Agreement or an acknowledgment to this Agreement, acting on behalf of the holders of New Senior Debt, the Existing Holdings Senior Notes Trustees, acting on behalf of the holders of the Existing Holdings Senior Notes, each Refinancing Senior Debt Representative executing an acknowledgment to this Agreement, acting on behalf of such holders of Refinancing Senior Debt, and each New Junior Debt Representative executing an acknowledgement to this Agreement, acting on behalf of the holders of New Junior Debt, agree, inter se, that Net Asset Sale Proceeds of Domestic Collateral and any Net Insurance/Condemnation Proceeds arising from damage to, destruction of or condemnation of Domestic Collateral and Net Debt Proceeds arising from the issuance of Receivables Sales Indebtedness relating to Domestic Collateral shall be allocated as provided in this Section 4. Company, Packaging and the other Subsidiary Guarantors agree that any Net Asset Sale Proceeds of Domestic Collateral or Net Insurance/Condemnation Proceeds arising therefrom or any Net Debt Proceeds arising from the issuance of Receivables Sale Indebtedness relating to Domestic Collateral shall be applied at the times, if any, required under the Credit Agreement as provided in Section 4(a).

(a)   Upon the occurrence of (i) an Asset Sale of Domestic Collateral which requires a prepayment of the Obligations as provided in the Credit Agreement or (ii) an event giving rise to Net Insurance/Condemnation Proceeds arising from damage to, destruction of or condemnation of Domestic Collateral or the issuance of Receivables Sale Indebtedness relating to Domestic Collateral giving rise to Net Debt Proceeds which in each case requires a prepayment of the Obligations as provided in the Credit Agreement, the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds or Net Debt Proceeds shall be applied to the payment in cash in full of, to the extent required under the Credit Agreement, the Obligations, and, to the extent but only to the extent expressly required by the applicable Financing Agreements the obligations in respect of New Senior Debt (to the extent such New Senior Debt is then secured by the applicable Domestic Collateral) in proportion to their respective outstanding amounts of principal and interest, as the case may be. The allocation set forth in this paragraph (a) shall apply in all circumstances including, without limitation, with respect to any case or proceeding under any bankruptcy law or insolvency law involving creditors’ rights generally; provided, however, Net Asset Sale Proceeds arising from any Excluded Securities Collateral shall in no event be applied to the repayment of obligations in respect of the Existing Owens-Brockway Senior Secured Notes or any Specified New Senior Debt (and neither the holders nor representatives of such Existing Owens-Brockway Senior Secured Notes or any Specified New Senior Debt shall be entitled to any increased portion of any Net Asset Sale Proceeds of any other Collateral due to such exclusion).

(b)   To the extent received by Company, Packaging or any other Subsidiary Guarantor such entity shall pay to Collateral Agent all of the Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds and Net Debt Proceeds, which are payable under Section 4(a). Any such payments received by Collateral Agent directly or pursuant to this Section 4(b) shall be distributed to the relevant parties, including, if applicable, the New Senior Debt Representatives in accordance with Section 4(a) and in the manner provided in Section 3(c).

SECTION 5.         Information. In the event Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Domestic Collateral, or any portion thereof, or to enforce any Collateral Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Parties as provided herein, upon the request of Collateral Agent, each of the following Secured Parties agrees to provide promptly to Collateral Agent the following information:

(a)   The Lender Agent on behalf of the Lenders agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations as at such date as Collateral Agent may specify, (ii) the current Commitment of each Lender under the Credit Agreement, and (iii) any payment received by the Lender Agent to be applied to the principal of or interest on the Obligations. The Lender Agent shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(b)   Each Other Permitted Credit Exposure Holder benefiting from the Loan Guaranties and Other Permitted Credit Exposure Documents benefited by this Agreement, by having signed or by signing an acknowledgment to this Agreement or the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding with respect to the Other Permitted Credit Exposure to which such Other Permitted Credit Exposure Documents relate, including the notional amount under any Interest Rate Agreement or Currency Agreement which constitutes Other Permitted Credit Exposure, or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be), whether such amounts are fully guarantied by the Loan Guaranties and the amount, if any, then due and payable under such Loan Guaranties in respect of such Other Permitted Credit Exposure, as at such date as Collateral Agent may specify and (ii) any payment received by such Other Permitted Credit Exposure Holder to be applied to the principal of or interest on the amounts due with respect to the Other Permitted Credit Exposure and the Loan Guaranties, including any payment received with respect to the notional amount under any Interest Rate Agreement or Currency Agreement, or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, any early termination payments under such Interest Rate Agreement or Currency Agreement. The Other Permitted Credit Exposure Holder shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(c)   Each New Senior Debt Representative with respect to New Senior Debt benefited by this Agreement, by having signed or signing an acknowledgment to this Agreement or the Original Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding under the applicable New Senior Debt Documents and the amount, if any, then due and payable under such New Senior Debt Documents, as at such date as Collateral Agent may specify and (ii) any payment received by such New Senior Debt Representative to be applied to the principal of or interest on the amounts due with respect to such New Senior Debt and such New Senior Debt Documents. The New Senior Debt Representative shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(d)   Each Refinancing Senior Debt Representative with respect to Refinancing Senior Debt benefited by this Agreement, by or signing an acknowledgment to this Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding under the applicable Refinancing Senior Debt Documents and the amount, if any, then due and payable under such Refinancing Senior Debt Documents, as at such date as Collateral Agent may specify and (ii) any payment received by such Refinancing Senior Debt Representative to be applied to the principal of or interest on the amounts due with respect to such Refinancing Senior Debt and such Refinancing Senior Debt Documents. The

Refinancing Senior Debt Representative shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

(e)   Collateral Agent may from time to time request each Existing Holdings Senior Notes Trustee to notify Collateral Agent of the outstanding principal amount of the Existing Holdings Senior Notes for which it is trustee and the amount of accrued but unpaid interest thereon, at such date as Collateral Agent may specify and for each Existing Holdings Senior Notes Trustee to, or cause the registrar for the Existing Holdings Senior Notes for which it is trustee to, certify as to such amount as reflected in the register maintained for such purpose by such Existing Holdings Senior Notes Trustee or such registrar, as the case may be, and to the extent any such Existing Holdings Senior Notes Trustee or registrar so certifies, Collateral Agent shall be entitled to rely conclusively upon such certification. If one or more Existing Holdings Senior Notes Trustees fail to respond to such a request by Collateral Agent, Collateral Agent may rely conclusively on the records of Company for purposes of determining the outstanding principal amount of the Existing Holdings Senior Notes and/or the amount of accrued but unpaid interest thereon.

(f)    Each New Junior Debt Representative with respect to New Junior Debt benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify Collateral Agent of (i) the aggregate amount of principal and interest outstanding under the applicable Refinancing Senior Debt Documents and the amount, if any, then due and payable under such Senior Refinancing Debt Documents, as at such date as Collateral Agent may specify and (ii) any payment received by such New Junior Debt Representative to be applied to the principal of or interest on the amounts due with respect to such New Junior Debt and such New Junior Debt Documents. The New Junior Debt Representative shall certify as to such amounts and Collateral Agent shall be entitled to rely conclusively upon such certification.

SECTION 6.                            Future Other Permitted Credit Exposure Documents; New Senior Debt Documents; Refinancing

                                                                                                    Senior Debt Documents; New Junior Debt Documents.

(a)   Each Other Permitted Credit Exposure Holder may cause its respective Other Permitted Credit Exposure Documents to be secured by the Collateral Documents and guaranteed by the Loan Guaranties by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which to be effective must be acknowledged by the Borrowers’ Agent) to Collateral Agent, by which such Other Permitted Credit Exposure Holder agrees to be bound by the terms of this Agreement.

(b)   The holders of each issue of New Senior Debt may cause such New Senior Debt to be secured by the Collateral Documents by causing their New Senior Debt Representative to execute an acknowledgement in the form contained on the signature pages hereof, and by delivering such executed acknowledgement (which to be effective must be acknowledged by the Borrowers’ Agent) to Collateral Agent, by which such New Senior Debt Representative agrees to be bound by the terms of this Agreement.

(c)   The holders of each issue of Refinancing Senior Debt may cause such Refinancing Senior Debt to be secured by the Pledge Agreement by causing their Refinancing Senior Debt Representative to execute an acknowledgement in the form contained on the signature pages hereof and by delivering such executed acknowledgement (which to be effective must be acknowledged by Company and Packaging) to Collateral Agent, by which such Refinancing Senior Debt Representative agrees to be bound by the terms of this Agreement.

(d)   The holders of each issue of New Junior Debt may cause such New Junior Debt to be secured by the Pledge Agreement by causing their New Junior Debt Representative to execute an acknowledgement in the form contained on the signature pages hereof and by delivering such executed acknowledgement (which to be effective must be acknowledged by Company and Packaging) to Collateral Agent, by which such New Junior Debt Representative agrees to be bound by the terms of this Agreement.

SECTION 7.         Disclaimers, Indemnity, Etc.

(a)   Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Collateral Documents or the Loan Guaranties, and Collateral Agent shall not by reason of this Agreement, the Collateral Documents or the Loan Guaranties be a trustee for any Secured Party or have any other fiduciary obligation to any Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreement, the Other Permitted Credit Exposure Documents or any other documents evidencing or relating to any Other Permitted Credit Exposure, the New Senior Debt Documents (including the Existing Owens-Brockway Senior Secured Notes and the New Senior Debt Documents therefor), the Existing Holdings Senior Notes Indentures, the Existing Holdings Senior Notes, the Existing Holdings Senior Notes Subordinated Guaranty, the Refinancing Senior Debt Documents, the New Junior Debt Documents, the Collateral Documents or the Loan Guaranties (collectively, the “Financing Agreements”) or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Collateral Documents or the perfection or priority of any such Lien or for any failure by any Party to perform any of its respective obligations under any of the Financing Agreements. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

(b)   Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Holdings or any Subsidiary of Holdings), independent accountants and other experts selected by Collateral Agent.

As to any matters not expressly provided for by this Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

(c)   The Lender Agent on behalf of the Lenders and each Other Permitted Credit Exposure Holder (collectively, the “Paying Indemnifying Parties”) agrees that the Secured Parties represented by it shall indemnify Collateral Agent, ratably in accordance with the amount of the obligations held by such Secured Parties secured by the Collateral Documents, to the extent neither reimbursed by any Grantor under any Collateral Document nor reimbursed out of any Proceeds pursuant to Section 3 hereof and the corresponding provisions of the Collateral Documents for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Collateral Agent. Each New Senior Debt Representative, on behalf of such New Senior Debt Representative and the holders in respect of which such New Senior Debt Representative is the Representative, agrees that, as provided in Section 3 hereof, Section 12 of the Pledge Agreement, Section 18 of the Security Agreement and the application of proceeds provision of each Mortgage, deductions from distributions otherwise due with respect to such New Senior Debt will be made so that the holders of such New Senior Debt shall share with the Paying Indemnifying Parties, ratably in accordance with the amount of New Senior Debt secured by the Collateral Documents, the payment of the amounts due under the preceding sentence. As provided in Section 3 hereof, and Section 12 of the Pledge Agreement, deductions from distributions otherwise due with respect to any Existing Holdings Senior Notes Trustee on behalf of the holders of Existing Holdings Senior Notes will be made so that such holders of Existing Holdings Senior Notes shall share with the Paying Indemnifying Parties, ratably in accordance with the amount (without duplication) of such Existing Holdings Senior Notes secured by the Pledge Agreement, the payment of the amounts due under the second preceding sentence. Each Refinancing Senior Debt Representative, on behalf of such Refinancing Senior Debt Representative and the holders in respect of which such Refinancing Senior Debt Representative is the Refinancing Senior Debt Representative, agrees that, as provided in Section 3 hereof, and Section 12 of the Pledge Agreement, deductions from distributions otherwise due with respect to such Refinancing Senior Debt will be made so that the holders of such Refinancing Senior Debt will share with the Paying Indemnifying Parties, ratably in accordance with the amount of Refinancing Senior Debt secured by the Pledge Agreement, the payment of the amounts due under the third preceding sentence. Each New Junior Debt Representative, on behalf of such New Junior Debt Representative and the holders in respect of which such New Junior Debt Representative is the New Junior Debt Representative, agrees that, as provided in and Section 3 hereof, and Section 12 of the Pledge Agreement, deductions from distributions otherwise due with respect to such New Junior Debt will be made so that the holders of such New Junior Debt will share with the Paying Indemnifying Parties, ratably in accordance with the amount of New Junior Debt secured by the Pledge Agreement, the payment of the amounts due under the fourth preceding sentence.

(d)   Except for action expressly required of Collateral Agent hereunder, Collateral Agent shall, notwithstanding anything to the contrary in Section 7(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e)   Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Senior Secured Obligations, Second Priority Secured Obligations or Third Priority Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to Collateral Agent, shall have been filed with Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

(f)    Except as expressly provided herein and in the Collateral Documents, Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Domestic Collateral. Collateral Agent shall incur no liability to any Secured Party as a result of any sale of any Domestic Collateral at any private sale.

(g)   (i)    Until such time as the Senior Secured Obligations shall have been indefeasibly paid in full, Collateral Agent may resign at any time by giving at least 30 days’ notice thereof to the Secured Parties (such resignation to take effect as hereinafter provided) and Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) unless an Event of Default or Potential Event of Default shall have occurred and be continuing, shall be approved by Company.

(ii)           After the indefeasible payment in full in cash of the Senior Secured Obligations and until such time as the Second Priority Secured Obligations are paid in full, Collateral Agent may resign at any time by giving at least 30 days’ notice thereof to each Existing Holdings Senior Notes Trustee (only if the Existing Holdings Senior Notes are then secured by any of the Domestic Collateral), and each Refinancing Senior Debt Representative (to the extent such Refinancing Senior Debt is then secured by any of the Domestic Collateral), (such resignation to take effect as hereinafter provided) and Collateral Agent may be removed as Collateral Agent at any time by the appropriate Requisite Obligees. In the event of any such resignation or removal of Collateral Agent, such Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed within 30 days after the notice of the intent of Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the Requisite Obligees, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (ii) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) unless an Event of Default or Potential Event of Default shall have occurred and be continuing, shall, unless such successor Collateral Agent is appointed by the retiring Collateral Agent, be approved by Company.

(iii)          After the indefeasible payment in full in cash of all Senior Secured Obligations and Second Priority Secured Obligations and until such time as the Third Priority Secured Obligations are paid in full, Collateral Agent may resign at any time by giving at least 30 days’ notice thereof to each New Junior Debt Representative (to the extent such New Junior Debt is then secured by any of the Domestic Collateral), (such resignation to take effect as hereinafter provided) and Collateral Agent may be removed as Collateral Agent at any time by the appropriate Requisite Obligees. In the event of any such resignation or removal of Collateral Agent, such Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed within 30 days after the notice of the intent of Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the Requisite Obligees, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (iii) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) unless an Event of Default or Potential Event of Default shall have occurred and be continuing, shall, unless such successor Collateral Agent is appointed by the retiring Collateral Agent, be approved by Company.

(iv)          Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(v)           In no event shall Collateral Agent or any Secured Party be liable or responsible for any funds or investments of funds held by any Grantor or any affiliates thereof.

SECTION 8.         No Impairment of Subordination in Rights of Payment. Each New Junior Debt Representative agrees, which agreement shall be binding upon each and every holder of the New Junior Debt, that the agreements and obligations of the holders of the New Junior Debt relating to the subordination of the right of payment of the holders of the New Junior Debt to the prior payment of “Senior Indebtedness” or terms of similar import shall not be impaired in any manner by the pledge of the Domestic Collateral and the security interest granted under the Pledge Agreement or the exercise of any rights provided thereunder and that the rights of the holders of such “Senior Indebtedness” shall not be impaired in any manner by any such action.

SECTION 9.         Miscellaneous.

(a)   All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b)   This Agreement may be modified or waived only by an instrument or instruments in writing signed by Collateral Agent and the Lender Agent with the written consent of Requisite Obligees, except that any modification or waiver adversely affecting a Secured Party’s rights under Sections 3 or 4 hereof shall require the written consent of such Secured Party; provided, however that, notwithstanding the foregoing, the written consent of the Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Domestic Collateral and entitled to the benefits of the Pledge Agreement, the Security Agreement and/or the Mortgages insofar as the foregoing is not prohibited by the Financing Agreements benefiting such Secured Party, including for the purposes of providing any successor or replacement credit agreement or bank facility with substantially the same or similar benefits, rights and priorities hereunder as the Credit Agreement, and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such Indebtedness.

(c)   This Agreement shall be binding upon and inure to the benefit of Collateral Agent, each Secured Party and their respective successors and assigns.

(d)   This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e)   This amendment and restatement of the Amended and Restated Intercreditor Agreement shall become effective as to the Lenders, the Lender Agent, the Existing Owens-Brockway Senior Secured Notes Trustees and Collateral Agent upon the execution of this Agreement by the Lender Agent, Collateral Agent and the Existing Owens-Brockway Senior Secured Notes Trustees and the delivery of each such Person’s counterparts to Collateral Agent. Under Section 9(b) of the Amended and Restated Intercreditor Agreement, the Amended and Restated Intercreditor Agreement may be amended as set forth herein with the consent of Requisite Obligees without the consent of any of the other Secured Parties, and accordingly, upon such execution by Lender Agent and Collateral Agent, this Agreement shall become effective as to each Existing Holdings Senior Notes Trustee, each holder of Other Permitted Credit Exposure listed on Exhibit I attached hereto (each of which has heretofore executed and delivered to Collateral Agent an acknowledgment to the Original Intercreditor Agreement and the Amended and Restated Intercreditor Agreement that was acknowledged by Borrowers’ Agent). This Agreement shall become effective as to each future Other Permitted Credit

Exposure Holder, each future New Senior Debt Representative, each Refinancing Senior Debt Representative, and each New Junior Debt Representative, respectively, upon the execution of an acknowledgment by any such Person or its representative as contemplated by Section 6 and delivery of such executed acknowledgment (which to be effective shall also be acknowledged by the Borrowers’ Agent or Company and Packaging, as applicable) to Collateral Agent.

(f)    Collateral Agent or an Affiliate thereof shall at all times be the same Person that is Administrative Agent under the Credit Agreement (for so long as the Credit Agreement exists). Written notice of resignation by Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement and each of the Collateral Documents; removal of Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute removal as Collateral Agent under this Agreement and each of the Collateral Documents; and appointment of a successor Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement and each of the Collateral Documents unless Administrative Agent designates an Affiliate for such role, in which case, such appointment of Administrative Agent shall constitute appointment of such Affiliate as Collateral Agent. Upon the acceptance of any appointment as Administrative Agent under subsection 8.6 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent or its designated Affiliate shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and each of the Collateral Documents. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

(g)   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h)   Anything contained in this Agreement to the contrary notwithstanding, each party to this Agreement shall no longer be a party from and after such time as all of the obligations owing such party and secured by any of the Collateral Documents or guaranteed by any of the Loan Guaranties, or the instruments representing the same, shall have ceased to be outstanding by virtue of the payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Lender Agent for the Lenders

By:
Name:
Title:

Notice Address:

Deutsche Bank AG, New York Branch 90 Hudson Street MS JCY050-199 Jersey City, New Jersey 07302 Attention: Commercial Loan Division

With a copy to:

Deutsche Bank AG, New York Branch 222 South Riverside Plaza MS CHI105-2900 Chicago, Illinois 60606 Attention: Marla Heller and Linda Stahulak

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:
Name:
Title:

Notice Address:

Deutsche Bank Trust Company Americas 90 Hudson Street MS JCY050-199 Jersey City, New Jersey 07302 Attention: Commercial Loan Division

With a copy to:

Deutsche Bank Trust Company Americas 22 South Riverside Plaza MS CHI105-2900 Chicago, Illinois 60606 Attention: Marla Heller and Linda Stahulak

U.S. Bank National Association,

as trustee for each of:
(i) Owens-Brockway’s 8 7/8% Senior Secured Notes due 2009;
(ii) Owens-Brockway’s 7 3/4% Senior Secured Notes due 2011; and
(iii) Owens-Brockway’s 8 3/4% Senior Secured Notes due 2012

By:
Name:
Title:

Notice Address:

With a copy to:

EACH PLEDGOR, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement including, without limitation, Sections 3 and 4 hereof.

[Signature Blocks to Follow]

ACKNOWLEDGMENT
[New Senior Debt]

Reference is hereby made to the Second Amended and Restated Intercreditor Agreement dated as of June 14, 2006, as amended to the date hereof (as so amended, this “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party represents the holders of New Senior Debt pursuant to which Indebtedness thereunder is to be secured by the Collateral Documents. The undersigned Secured Party acknowledges the terms of this Agreement and agrees to be bound hereby.

[Describe New Senior Debt] [Include for Specified New Senior Debt] [Notwithstanding anything to the contrary in this Agreement or the Collateral Documents, the undersigned Secured Party on behalf of the holders from time to time of the [describe Specified New Senior Debt] (and with the intent that the obligations under or in respect of the [describe Specified New Senior Debt] be secured under this Agreement and the Collateral Documents equally and ratably with (i.e., on the same basis and by the same collateral as) the Existing Owens-Brockway Senior Secured Notes [and any other Specified New Senior Debt]) agrees and acknowledges for the benefit of Collateral Agent and the Borrowers’ Agent that (i) in no event shall the pledges and security interests made under the Collateral Documents in favor of Collateral Agent by the Company or any Subsidiaries of the Company in the Excluded Securities Collateral (as defined in the Security Agreement) or any proceeds thereof (the “Excluded Collateral”) be effective for or secure obligations under or in respect of the [describe Specified New Senior Debt], and (ii) the undersigned Secured Party expressly disclaims and releases forever any interest in or benefits of the Excluded Collateral including any right to direct Collateral Agent or the share in proceeds with respect thereto. The undersigned Secured Party further agrees and consents to any amendments of the Agreement or any of the Collateral Documents, and agrees to execute and deliver such amendments (as necessary) and such other documents as may from time to time be reasonably requested, for the purpose of more fully reflecting or effectuating the intent of this paragraph.]

SECURED PARTY
[Insert Name of New Senior Debt Representative or other applicable party]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Borrowers’ Agent

By:
Date:

ACKNOWLEDGMENT
[Refinancing Senior Debt]

Reference is hereby made to the Second Amended and Restated Intercreditor Agreement dated as of June 14, 2006, as amended to the date hereof (as so amended, this “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party represents the holders of Refinancing Senior Debt pursuant to which Indebtedness thereunder is to be secured by the Pledge Agreement. The undersigned Secured Party acknowledges the terms of this Agreement and agrees to be bound hereby.

[Describe Refinancing Senior Debt]

SECURED PARTY
[Insert Name of Refinancing Senior Debt Representative or other applicable party]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Company and Packaging

By:
Date:

ACKNOWLEDGMENT
[New Junior Debt]

Reference is hereby made to the Second Amended and Restated Intercreditor Agreement dated as of June 14, 2006, as amended to the date hereof (as so amended, this “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party represents the holders of New Junior Debt pursuant to which Indebtedness thereunder is to be secured by the Pledge Agreement. The undersigned Secured Party acknowledges the terms of this Agreement and agrees to be bound hereby.

[Describe New Junior Debt]

SECURED PARTY
[Insert Name of New Junior Debt Representative or other applicable party]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Company and Packaging

By:
Date:

ACKNOWLEDGMENT
[Other Permitted Credit Exposure]

Reference is hereby made to the Second Amended and Restated Intercreditor Agreement dated as of June 14, 2006, as amended to the date hereof (as so amended, this “Agreement”) among Deutsche Bank AG New York Branch, as Lender Agent for the lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party has issued certain Other Permitted Credit Exposure which Indebtedness thereunder is to be secured by the Collateral Documents. The undersigned Secured Party acknowledges the terms of this Agreement (including to the effect that the undersigned shall only remain entitled to the benefits hereof and of the Collateral Documents for so long as it is (or becomes) and remains a Lender or an affiliate of a Lender), the guaranty under Section 9 of the Credit Agreement, the Domestic Borrowers’ Guaranty and the Subsidiary Guaranty and agrees to be bound hereby and thereby.

By execution hereof, the undersigned for the benefit of Owens-Illinois, Inc. releases Owens-Illinois, Inc. from any guaranty and any other obligations of Owens-Illinois, Inc. in respect of the Other Permitted Credit Exposure described below.

[Describe Other Permitted Credit Exposure]

SECURED PARTY
[Insert Name of Lender]

By:
Date:

Notice Address:

Acknowledged and Agreed:

Borrowers’ Agent

By:
Date:

ANNEX 1
to
INTERCREDITOR AGREEMENT

Form of Pledge Agreement

Annex 1

ANNEX 2
to
INTERCREDITOR AGREEMENT

Form of Security Agreement

Annex 2

TABLE OF CONTENTS

		Page
SECTION 1.	Appointment As Collateral Agent	8
SECTION 2.	Decisions Relating to Exercise of Remedies Vested in Requisite Obligees Under the Credit Agreement, Other Permitted Credit Exposure Documents, New Senior Debt Documents, Existing Holdings Senior Notes Indentures, Refinancing Senior Debt Documents, New Junior Debt Documents, Collateral Documents and Loan Guaranties	8
SECTION 3.	Application of Proceeds of Security, Loan Guaranty Payments	11
SECTION 4.	Allocation of Proceeds from Asset Sales and Net Insurance Condemnation Proceeds of Domestic Collateral, and Net Debt Proceeds from Receivables Sale Indebtedness	15
SECTION 5.	Information	16
SECTION 6.	Other Permitted Credit Exposure Documents; New Senior Debt Documents; Refinancing Senior Debt Documents; New Junior Debt Documents	18
SECTION 7.	Disclaimers, Indemnity, Etc	19
SECTION 8.	No Impairment of Subordination in Rights of Payment	22
SECTION 9.	Miscellaneous	23